Exhibit 1.1

EOP OPERATING LIMITED PARTNERSHIP
(a Delaware limited partnership)

$500,000,000

5.875% Notes due 2013

Fully and unconditionally guaranteed by

EQUITY OFFICE PROPERTIES TRUST
(a Maryland real estate investment trust)

UNDERWRITING AGREEMENT

                                                           January 9, 2003

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Dear Ladies and Gentlemen:

     EOP Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), each confirms its agreement with Goldman, Sachs & Co. (the “Underwriter”) with respect to the sale by the Operating Partnership and the purchase by the Underwriter of $500,000,000 principal amount of the Operating Partnership’s 5.875% Notes due 2013 (the “Debt Securities”). The Debt Securities will be fully and unconditionally guaranteed as to payment of the principal thereof, and Make-Whole Amount (as defined in the Indenture (as defined below)), if any, and interest thereon (the “Guarantees” and, collectively with the Debt Securities, the “Securities”) by the Company. The Securities will be issued pursuant to an indenture, dated as of August 29, 2000, between the Operating Partnership and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by first supplemental indenture thereto, dated as of June 18, 2001, among the Operating Partnership, the Company and the Trustee (such indenture, as supplemented, the “Indenture”).

     The Securities will be issued in book-entry form only to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement (as defined in Section 2(b)) (the “DTC Agreement”), among the Operating Partnership, the Trustee and DTC. Unless the context otherwise requires, as used herein, “you” and “your” shall mean the parties to whom this Underwriting Agreement (this “Agreement”) is addressed. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Prospectus (as defined below) relating to the Securities.

     The Company and the Operating Partnership understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed.

     The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) registration statements on Form S-3 (Nos. 333-58976 and 333-43530) covering the registration of debt securities of the Operating Partnership, including the Debt Securities and guarantees of the Company, including the Guarantees, under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company and the Operating Partnership will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Any prospectus supplement relating to the Securities that omitted certain pricing information and was used after the effectiveness of such registration statements and prior to the execution and delivery of this Agreement and the prospectus contained in such registration statements are collectively referred to herein as a “preliminary prospectus.” Such registration statements, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time each became effective, are collectively referred to herein as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus and the prospectus supplement relating to the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with confirming sales of the Securities, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be at or prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, after the execution and delivery of this Agreement.

     Section 1.       Representations and Warranties of the Company and the Operating Partnership.

                (a)  Each of the Company and the Operating Partnership represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Company and the Operating Partnership meet the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by the Underwriter expressly for use in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus at the time the Registration Statement became effective, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. Ernst & Young LLP and Arthur Anderson LLP, the accounting firms that certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Prospectus, together with the related schedules and notes, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis. The supporting schedules included in the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The financial information and data included in the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the 1933 Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “REIT Material Adverse Effect”), (B) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, or business affairs of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (an “OP Material Adverse Effect,” and together with a REIT Material Adverse Effect, a “Material Adverse Effect”), (C) no casualty loss or condemnation or other adverse event with respect to any Property (as defined below) has occurred that would result in a Material Adverse Effect, (D) there have been no transactions or acquisitions entered into by the Company, the Operating Partnership or any of their respective subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, (E) except as described in the Registration Statement and the Prospectus and except for regular quarterly distributions of the Company in respect of its outstanding common shares of beneficial interest and scheduled distributions in respect of its outstanding preferred shares of beneficial interest (and corresponding distributions on the partnership interests of the Operating Partnership), there has been no distribution of any kind declared, paid or made by the Company with respect to its shares of beneficial interest or the Operating Partnership with respect to its partnership interests, and (F) there has been no material change in the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Company or the Operating Partnership.

(vi) Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with partnership power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Operating Partnership or its subsidiaries (each individually, a “Property” and collectively, the “Properties”), to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under or contemplated under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in an OP Material Adverse Effect.

(vii) Good Standing of the Company. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”) with trust power and authority to own, lease and operate any real property or improvements thereon owned or leased by the Company or its subsidiaries, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under or contemplated under this Agreement. The Company is duly qualified or registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, register or be in good standing would not result in a REIT Material Adverse Effect.

(viii) Good Standing of the Subsidiaries. Each of the subsidiaries of the Company or the Operating Partnership listed on Schedule B to this Agreement (collectively, the “Significant Subsidiaries”), if any, has been duly organized and is validly existing as a partnership, corporation, limited liability company or real estate investment trust in good standing under the laws of its respective jurisdiction of organization, with all power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus. Each Significant Subsidiary is duly qualified or registered as a foreign partnership, corporation, limited liability company, or real estate investment trust and is in good standing in each jurisdiction in which the business conducted by such subsidiary is required and permitted, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, singly or in the aggregate, to so qualify would not result in a Material Adverse Effect. Each of the organizational documents or agreements of the Significant Subsidiaries is in full force and effect. Other than the Significant Subsidiaries, neither the Company nor the Operating Partnership has any subsidiary that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(ix) Capitalization. The capitalization tables set forth in the Registration Statement and the Prospectus are accurate as of the dates referenced therein. All of the Operating Partnership’s outstanding partnership interests have been duly authorized for issuance by the Operating Partnership, are validly issued and fully paid and were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). All of the Company’s outstanding common and preferred shares of beneficial interest have been duly authorized for issuance by the Company and are validly issued and fully paid. None of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any security holder of the Company. Such outstanding shares of beneficial interest initially were offered and sold by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws).

(x) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(xi) Authorization of the Debt Securities. The Debt Securities have been duly authorized by the Operating Partnership and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Debt Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xii) Authorization of Guarantees. The Guarantees have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company; the Guarantees, when the Debt Securities are issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Guarantees will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiii) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xiv) Absence of Defaults. None of the Company, the Operating Partnership or any Significant Subsidiary is in violation of its declaration of trust, charter, by-laws, limited liability company agreement, certificate of limited partnership or partnership agreement, as the case may be, and none of the Company, the Operating Partnership or any Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except as disclosed in the Prospectus or where a default thereunder would not result in a Material Adverse Effect.

(xv) Absence of Conflicts. The execution and delivery of this Agreement and the Indenture, the performance of the obligations set forth herein or therein, and the consummation of the transactions contemplated hereby or thereby or in the Prospectus (including the issuance and sale of the Securities by the Operating Partnership and the Company) will not result in the creation of any lien, charge or encumbrance upon the Properties or conflict with or constitute a breach or violation by the Company, the Operating Partnership or any of their respective subsidiaries, or default under, (A) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which such entity is a party or by which they, any of them, any of their respective assets or any Property may be bound or subject, (B) the declaration of trust, charter, by-laws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of such entity or (C) any applicable law, rule, order, administrative regulation or administrative or court decree, except in the cases of clauses (A) and (C) for such liens, charges, encumbrances, conflicts, breaches, violations or defaults as would not result in a Material Adverse Effect.

(xvi) Authorization of Agreement. Each of the Company and the Operating Partnership has the requisite power and authority under its organizational documents to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(xvii) Absence of Proceedings. There is no action, suit or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened against or affecting the Company, the Operating Partnership, any Significant Subsidiary, any Property, any officer or trustee of the Company or any general partner of the Operating Partnership that, if determined adversely to the Company, the Operating Partnership, any Significant Subsidiary, any Property, any such officer or trustee of the Company or any general partner of the Operating Partnership, would reasonably be expected to (A) result in a Material Adverse Effect or (B) materially and adversely affect the consummation of the transactions contemplated by this Agreement. There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened to which the Company, the Operating Partnership or any Significant Subsidiary is a party or to which any of their respective assets, properties or operations is subject that are required to be described in the Prospectus that are not so described. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Significant Subsidiary is a party or of which any of their respective assets, properties or operations is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required, except for two amendments to the Company’s Amended and Restated 1997 Share Option and Share Award Plan which were not filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2002, and which shall be reflected in the form of Amended and Restated 1997 Share Option and Share Award Plan filed by the Company on a Form 8-K on or prior to the Closing Date.

(xix) Investment Company Act. None of the Company, the Operating Partnership or any Significant Subsidiary is, or at the Closing Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) Possession of Intellectual Property. The Company, the Operating Partnership and their respective subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. All authorizations, approvals and consents of any court or governmental authority or agency that are necessary in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the other transactions contemplated by this Agreement, the Indenture or the Securities have been obtained, except such as have been already obtained or as may be required under the securities, blue sky or real estate syndication laws of various states in connection with such offer, issuance and sale.

(xxii) Possession of Licenses and Permits. The Company, the Operating Partnership and their respective subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, or local regulatory agencies or bodies necessary to conduct the business now conducted by them, or proposed to be conducted by them, as described in the Prospectus, except where the failure to possess any such Governmental License would not have a Material Adverse Effect. The Company, the Operating Partnership and their respective subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Company, the Operating Partnership or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership or any of their respective subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

(xxiv) Title to Property. (A) With respect to the Properties in which the Operating Partnership owns, directly or indirectly, all of the ownership interest therein, the Operating Partnership or its subsidiaries have good and marketable fee simple title to the land underlying such Properties (or, to the extent described in the Prospectus, a valid leasehold estate in such land) and (except for the Property known as “500 Orange”) good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Time (or which are being contested pursuant to applicable law), to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Time, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use, of the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, tenant leases, service marks and trade names used in connection with such Properties, ground leases and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; (B) with respect to the Properties in which the Operating Partnership owns, directly or indirectly, less than all of the ownership interest (the “Joint Venture Properties”), the Operating Partnership or its subsidiaries have good and marketable title to such ownership interests and the respective entities owning the Joint Venture Properties have good and marketable title to such interests in the Joint Venture Properties and good and marketable title to the improvements thereon and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (A) above; (C) the ground leases under which the applicable subsidiaries of the Operating Partnership lease the land on which certain Properties are located are in full force and effect, and each of such subsidiaries is not in default in respect of any of the terms or provisions of such leases and none of the Company, the Operating Partnership, or any of their respective subsidiaries has received notice of the assertion of any claim by anyone adverse to such subsidiaries’ rights as lessees under such leases, or affecting or questioning such subsidiaries’ right to the continued possession or use of the Property under such leases or of a default under such leases, other than such defaults that would not result in a Material Adverse Effect; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties and the assets of the Company, the Operating Partnership or any of their respective subsidiaries are disclosed in the Prospectus, subject to the exceptions set forth in clause (A) above; (E) neither any subsidiary of the Operating Partnership nor any tenant of any of the Properties is in default under any of the leases pursuant to which the Operating Partnership or any of its subsidiaries, as lessor, leases its Property (and the Operating Partnership does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults and unmatured events of default that would not result in a Material Adverse Effect; (F) except for such rights of first refusal as may be contained in the agreements related to the Joint Venture Properties, no person has an option or right of first refusal to purchase all or part of any Property or any interest therein; (G) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect; (H) there is in full force and effect insurance coverages for the assets of the Properties that are commercially reasonable for such types of assets, and neither the Operating Partnership nor any of its subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets (including the Properties); and (I) neither the Operating Partnership nor any of its subsidiaries has any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Properties, except such proceedings or actions as are disclosed in the Prospectus or that would not have a Material Adverse Effect.

(xxv) Environmental Laws. Except as disclosed in the Prospectus or as would not have a Material Adverse Effect: (A) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (B) neither the Operating Partnership nor any of its subsidiaries has during the period of its ownership caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law applicable to such Property, and no condition exists on, in, under or, to the knowledge of the Operating Partnership or any of its subsidiaries adjacent to, any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (C) neither the Operating Partnership nor any of its subsidiaries is engaged in or intends to engage in any manufacturing at the Properties that (1) requires the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than cleaning solvents and similar materials and other than insecticides and herbicides that are used in the ordinary course of operating the Properties and in compliance with all applicable Environmental Laws) or (2) requires permits or is otherwise regulated pursuant to any Environmental Law; (D) neither the Operating Partnership nor any of its subsidiaries has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (E) neither the Operating Partnership nor any of its subsidiaries has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property is included or, to the knowledge of the Operating Partnership nor any of its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”) or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Operating Partnership, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Operating Partnership nor any of its subsidiaries received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (G) there are no underground storage tanks located on or in any Property which have not been disclosed to the Underwriter.

As used herein, the term “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic

Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(xxvi) Tax Compliance. Each of the Company, the Operating Partnership and their respective consolidated subsidiaries has filed all federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith, and except in any case in which the failure to so file or pay would not have a Material Adverse Effect.

(xxvii) Taxation as a REIT. Commencing with its taxable year ended December 31, 1997, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxviii) No Price Manipulation. None of the Company, the Operating Partnership, any Significant Subsidiary, or any of their trustees, officers, general partners or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Securities.

(xxix) Plan Assets. The assets of the Operating Partnership and its subsidiaries do not constitute “plan assets” under the Employee Retirement

Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

(xxx) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxxi) Partnership Classification. The Operating Partnership and each of the Significant Subsidiaries that are partnerships are properly classified as partnerships, and not as corporations or as associations taxable as corporations, for federal income tax purposes throughout the period from July 11, 1997 through the date hereof, or, in the case of any Significant Subsidiary partnerships that have terminated, through the date of termination of such Significant Subsidiary partnerships.

(xxxii) Cross Defaults. The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Operating Partnership or any of their respective subsidiaries; and, except as disclosed in the Prospectus, none of the Company, the Operating Partnership or any of their respective subsidiaries holds participating interests in such mortgages and deeds of trust.

                     (b)  Any certificate signed by any officer of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company and the Operating Partnership, as applicable, to the Underwriter as to the matters covered thereby.

     Section 2.       Sale and Delivery; Closing.

                     (a)  Amount. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Operating Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Operating Partnership, at the price set forth in Schedule A (and in the manner set forth below), the Debt Securities.

                     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Operating Partnership, at 9:00 A.M. (New York City time) on January 15, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Operating Partnership (such time and date of payment and delivery being herein called “Closing Time”).

                     Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the Operating Partnership, against delivery to the Underwriter of certificates for the Securities to be purchased.

                     (c)  Denominations; Registration. The Debt Securities shall be in book-entry only form and shall be represented by one or more global certificates in such denominations and registered in such names as the Underwriter may request in writing at least two full business days before the Closing Time. The Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

     Section 3.       Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants with the Underwriter as follows:

                     (a)  Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company and the Operating Partnership will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Operating Partnership will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                     (b)  Filing of Amendments. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company and the Operating Partnership will give the Underwriter notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

                     (c)  Delivery of Registration Statements. The Company and the Operating Partnership have furnished or will deliver to the Underwriter and counsel for the Underwriter,

without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (d)  Delivery of Prospectuses. The Company and the Operating Partnership have delivered to the Underwriter, without charge, as many copies of each preliminary prospectus, if any, as the Underwriter reasonably requested, and the Company and the Operating Partnership hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Operating Partnership will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (e)  Continued Compliance with Securities Laws. Each of the Company and the Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company and the Operating Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company and the Operating Partnership will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

                     (f)  State Law. The Company and the Operating Partnership will use their best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions, including real estate syndication laws, as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that each of the Company and the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign limited partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Operating Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and the Operating Partnership will also supply the Underwriter with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriter may request.

                     (g)  Rule 158. The Company and the Operating Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                     (h)  Use of Proceeds. The Operating Partnership will use the net cash proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

                     (i)  Reporting Requirements. The Company and the Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                     (j)  DTC. The Company and the Operating Partnership shall use their reasonable best efforts in cooperation with the Underwriter to permit the Securities to be eligible for clearance and settlement through DTC.

                     (k)  Ratings. The Company and the Operating Partnership will use their reasonable best efforts to enable Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

                     (l)  Notification of Certain Events. Prior to the Closing Time, the Company and the Operating Partnership will notify the Underwriter in writing immediately if any event occurs that renders any of the representations and warranties of the Company and the Operating Partnership contained herein inaccurate or incomplete.

     Section 4.       Payment of Fees and Expenses.

                     (a)  Expenses. The Company and the Operating Partnership, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation and delivery to the Underwriter of this Agreement, any Agreement among Underwriters, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, including any global securities,

(iii)  the preparation, issuance and delivery of the Securities, including any global securities, (iv) the fees and disbursements of their counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation, printing and delivery of a blue sky memorandum (the “Blue Sky Memorandum”) and any amendment or supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (ix) all expenses and listing fees incurred in connection with the clearance and settlement of the Securities through DTC, and (x) all expenses and listing fees incurred in connection with the application to obtain CUSIP numbers for the Securities.

                     (b)  Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 hereof, the Company and the Operating Partnership, jointly and severally, shall immediately reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     Section 5.       Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Company and the Operating Partnership contained in Section 1(a) hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to the following further conditions:

                     (a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter.

                     (b)  (i) At the Closing Time, you shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto.

                            (ii) At the Closing Time, you shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriter, with respect to the matters set forth in Items (1) (as to formation, valid existence and good standing only), (2) (as to formation, valid existence and good standing only), (3), (4), (5), (6), (7), (8), (9), (11) and (15) of Exhibit A hereto and a statement similar to the statement referred to in the last paragraph of Exhibit A hereto.

                     In giving their opinions required by Section 5(b)(i) and (ii), each of Hogan & Hartson L.L.P. and Sidley Austin Brown & Wood llp may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for each of the Company, the Operating Partnership or the Significant Subsidiaries and (B) as to the qualification and good standing of each of the Company, the Operating Partnership or the Significant Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriter.

                     (c)  At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and you shall have received a certificate of the Chief Executive Officer, the President or an Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c), stating that (i) there has been no Material Adverse Effect, (ii) the representations and warranties set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, (iii) the conditions precedent set forth in this Section 5 have been satisfied or waived and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer’s knowledge, are contemplated by the Commission.

                     (d)  At the time of execution of this Agreement, you shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the related financial statements and financial information contained in the Registration Statement and the Prospectus.

                     (e)  At the Closing Time, you shall have received from Ernst & Young LLP a letter dated as of the Closing Time to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the “specified date” referred to shall be a date not more than three days prior to the Closing Time. Any exception will be identified in such letter.

                     (f)  At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance of the Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriter.

                     (g)  At or prior to the Closing Time, the Securities shall be rated at least Baa1 by Moody’s and BBB+ by S&P and the Company and the Operating Partnership shall have delivered to the Underwriter evidence reasonably satisfactory to the Underwriter confirming that the Securities have such ratings; and since the date of the Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Operating

Partnership’s other debt securities or the Company’s preferred shares of beneficial interest by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating organization shall have publicly announced that it has under surveillance or review any rating of the Securities or any of the Operating Partnership’s other debt securities or the Company’s preferred shares of beneficial interest.

                     (h)  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Company and the Operating Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

     Section 6.       Indemnification.

                     (a)  Indemnification of Underwriter. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriter, the directors, officers, employees, agents and affiliates of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Operating Partnership; and

(iii) against any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Underwriter for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                     (b)  Indemnification of the Company, the Operating Partnership, Trustees, Officers. The Underwriter agrees to indemnify and hold harmless each of the Company, the Operating Partnership, each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each trustee, officer, employee, agent and affiliate of the Company, the Operating Partnership and of each controlling person, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company or Operating Partnership expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                     (c)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                     (d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7.       Contribution. In the event that the indemnity provided in Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership on the one hand and the Underwriter on the other hand agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Operating Partnership and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriter on the other hand from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership on the one hand and the Underwriter on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Operating Partnership, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Underwriter on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Operating Partnership on the one hand and the Underwriter on the other hand agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company and the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustee, officer, employee, agent and affiliate of the Company, the Operating Partnership and of each such controlling person shall have the same rights to contribution as the Company and the Operating Partnership.

                     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Prospectus.

     Section 8.       Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, on behalf of the Company and as general partner of the Operating Partnership, submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company, the Operating Partnership or any controlling person, and shall survive delivery of the Securities to the Underwriter.

     Section 9.       Termination of Agreement.

                     (a)  The Underwriter may terminate this Agreement, by notice to the Company and the Operating Partnership, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the Underwriter’s reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any of the Company’s shares of beneficial interest or the Operating Partnership’s debt securities has been suspended by the Commission, the New York Stock Exchange or the Luxembourg Stock Exchange, or if trading generally on the New York Stock Exchange, the Luxembourg Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority, or (iv) if a general moratorium on commercial banking activities declared by either federal, New York, Delaware or Maryland authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, has occurred.

                     (b)  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 hereof, and provided further that Sections 4, 6, 7, 8 and 12 hereof shall survive such termination and remain in full force and effect.

     Section 10.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 attention of Registration Department; and notices to the Company and the Operating Partnership shall be directed to it at Two North Riverside Plaza, Suite 2100, Chicago, IL 60606, attention of Stanley M. Stevens, Chief Legal Counsel.

     Section 11.        Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees, employees, agents and affiliates referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers, trustees, employees, agents and affiliates and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase. Notwithstanding anything contained herein to the contrary or arising as a result of the Company’s organization as a real estate investment trust, neither the shareholders of the Company nor the trustees, officers, employees or agents of the Company shall have any liability under this Agreement and any party hereto shall look solely to the property of the Company or the Operating Partnership for the payment of any claims hereunder against such entity or for the performance of this Agreement by such entity.

     Section 12.        GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     Section 13.       Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

     Section 14.        Effect of Headings. The Article, Section and Sub-Section headings herein are for convenience only and shall not affect the construction hereof.

* * * * *

     If the foregoing is in accordance with your understanding of our agreement please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Company, the Operating Partnership and the Underwriter in accordance with its terms.

Very truly yours,

Equity Office Properties Trust

By:	/s/ Marsha C. Williams Name: Marsha C. Williams Title: Executive Vice President and Chief Financial Officer

EOP Operating Limited Partnership

By:	Equity Office Properties Trust, its General Partner

By:	/s/ Marsha C. Williams Name: Marsha C. Williams Title: Executive Vice President and Chief Financial Officer

Confirmed and Accepted, as of the date first above written:

/s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)

SCHEDULE A

EOP Operating Limited Partnership

$500,000,000

5.875% Notes due 2013

     1.     The initial public offering price of the Debt Securities shall be 99.612% of the aggregate principal amount thereof, plus accrued interest, if any, from January 15, 2003.

     2.     The purchase price to be paid by the Underwriter for the Debt Securities shall be 98.962% of the aggregate principal amount thereof.

     3.     The interest rate on the Debt Securities shall be 5.875% per annum.

     4.     The Debt Securities will mature on January 15, 2013, unless redeemed at the option of the Operating Partnership.

Sch A-1

SCHEDULE B

Subsidiaries

EOP Operating Limited Partnership

Sch B-1

EXHIBIT A

Opinion of Hogan & Hartson L.L.P.

     (1)  The Operating Partnership is a limited partnership formed and validly existing and in good standing under the laws of the State of Delaware and has the partnership power and partnership authority under the limited partnership agreement of the Operating Partnership (the “Partnership Agreement”) and the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) to own, lease and operate its current properties, to conduct the business as described in the Prospectus or in the 1934 Act reports of the Operating Partnership incorporated by reference therein and to enter into and perform its obligations under the Underwriting Agreement and the Indenture (collectively, the “Listed Agreements”), and the Debt Securities. The Operating Partnership is qualified or registered as a foreign limited partnership and is in good standing under the laws of the States listed on Appendix A hereto as of the respective dates of the certificates received from such States.

     (2)  The Company has been duly formed as a real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”) and is existing in good standing as of January      , 2003 with the Maryland State Department of Assessments and Taxation (“SDAT”). The Company has the trust power and trust authority under the Maryland REIT Law and the Company’s Declaration of Trust and Bylaws to own, lease and operate its current properties and to conduct its business as described in the Prospectus or in the 1934 Act reports of the Company incorporated by reference therein and to enter into and perform its obligations under the Listed Agreements and the Guarantees.

     (3)  The Debt Securities have been duly authorized by the Operating Partnership and when issued and authenticated in the manner provided for in the Indenture and delivered against payment in accordance with the Underwriting Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Debt Securities is considered in a proceeding at law or in equity).

     (4) The Guarantees have been duly authorized by the Company and, when the Debt Securities are issued and authenticated in the manner provided for in the Indenture against payment in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Guarantees is considered in a proceeding at law or in equity).

     (5)  The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

     (6)  The Indenture has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Indenture is considered in a proceeding at law or in equity) and except that a waiver of rights under any usury law may be unenforceable.

     (7)  The Indenture has been duly qualified under the 1939 Act.

     (8)  The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

     (9)  The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) promulgated under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (10)  The execution, delivery and performance as of the date hereof by the Company and the Operating Partnership of the Underwriting Agreement and the Indenture and the execution, delivery and performance of the Debt Securities and the Guarantees on the date hereof do not (i) violate (A) in the case of the Company, the Maryland REIT Law or its Declaration of Trust or Bylaws, or (B) in the case of the Operating Partnership, the Delaware Act or its Partnership Agreement, or (ii) breach or constitute a default under any agreement or contract filed as an exhibit to the Company’s or the Operating Partnership’s Form 10-K for the year ended December 31, 2001.

     (11)  The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial information, and the pro forma financial statements and other pro forma financial information, included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (12)  The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules and the other financial information, and the pro forma financial statements and other pro forma financial information, included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission , as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     (13)  Neither the Company nor the Operating Partnership is, or after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as described in the Prospectus will be, as of the date hereof, an “investment company” within the meaning of the 1940 Act.

     (14)  No consent, approval, authorization or order of, or filing or registration with, the SDAT or the office of the Secretary of State of the State of Delaware is required to be obtained or made by the Company or the Operating Partnership in connection with their performance as of the date hereof of the Listed Agreements and the Debt Securities.

     (15)  The information in the Prospectus under the captions “Description of Notes and Guarantees,” “Description of Debt Securities” and “Description of Guarantee”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

     (16)  The Operating Partnership is classified as a partnership, and is not taxed as a corporation or association taxable as a corporation, for Federal income tax purposes throughout the period from July 7, 1997 through the date hereof.

     The opinions as to enforceability expressed in Paragraphs (3), (4) and (6) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (3), (4) and (6) above, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

     In giving its opinion required by Section 5(b)(i), such counsel shall additionally state that no facts have come to their attention which cause such counsel to believe that (i) the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company or the Operating Partnership that are required to be disclosed in the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Prospectus that are not described or referred to therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any views as to the Form T-1 or the financial statements and supporting schedules and other financial information and data, or as to the pro forma financial statements and other pro forma financial information and data, included or incorporated by reference in or omitted from the Registration Statement or the Prospectus. In making the foregoing statement, such counsel may state that such statement is based upon such counsel’s participation in conferences with officers and other representatives of the Company or the Operating Partnership, representatives of the independent public accountants for the Company or the Operating Partnership and with you and your representatives during the course of the preparation of the Registration Statement and the Prospectus.

Appendix A

States Requiring Registration by or
Qualification of the Operating Partnership
as a Foreign Limited Partnership

Arizona
California
Colorado
Connecticut
District of Columbia
Florida
Georgia
Illinois
Indiana
Louisiana
Massachusetts
Minnesota
New York
North Carolina
Ohio
Oregon
Pennsylvania
Texas
Utah
Virginia
Washington